Exhibit 99.1

Lifetime Brands Provides Updated Earnings Guidance for Balance of 2017 Fiscal Year

GARDEN CITY, NY, — May 9, 2017—Lifetime Brands, Inc. (NasdaqGS: LCUT), a leading global provider of branded kitchenware, tableware and other products used in the home, provided updated earnings guidance for the balance of the fiscal year ending December 31, 2017 during its scheduled conference call with investors held earlier today. The date of this conference call was previously publicly disclosed on April 26, 2017.

Laurence Winoker, Lifetime’s Senior Vice President- Finance, Treasurer and Chief Financial Officer, commented,

“Looking at the balance of 2017, we currently project full year consolidated net sales to grow approximately 3% (excluding foreign currency impact); gross margin to improve approximately 50 basis points. Based upon this expected sales volume, distribution and SG&A expenses as a percentage of sales should be in line with 2016.”

Earlier today, Lifetime issued a press release where it reported its financial results for the first quarter ended March 31, 2017. Investors and Lifetime stockholders should read this press release together with the earlier issued press release and the financial statements included therein. An audio replay of the conference call with investors is available on the Company’s website, www.lifetimebrands.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures. A non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets, or statements of cash flows of the Company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. As required by SEC rules, the Company provides reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP measures are provided because management of the Company uses these financial measures in evaluating the Company’s on-going financial results and trends, and management believes that exclusion of certain items allows for more accurate comparison of the Company’s operating performance. Management uses this non-GAAP information as an indicator of business performance. These non-GAAP measures should be viewed as a supplement to, and not a substitute for, GAAP measures of performance.

Because we are unable to predict certain potentially material items affecting Consolidated Net Sales on a GAAP basis, principally the translation of foreign currency denominated net sales, we cannot reconcile 2017 Consolidated Net Sales, excluding foreign currency impact, a non-GAAP financial measure, to Consolidated Net Sales of Lifetime Brands, Inc., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

Forward-Looking Statements

In this press release, the use of the words “guidance,” “believe,” “could,” “expect,” “may,” “positioned,” “plan,” “project,” “projected,” “should,” “will,” “would” or similar expressions is intended to identify forward-looking statements that represent the Company’s current judgment about possible future events. The Company’s forward-looking statements in this press release include, but are not limited to, statements regarding our earnings guidance for the fiscal year ending December 31, 2017, sales growth, gross margin and distribution and SG&A expenses as a percentage of sales. The Company believes these judgments are reasonable, but these statements are not guarantees of any events or financial results, and actual results may differ materially due to a variety of important factors. Such factors might include, among others, the Company’s ability to comply with the requirements of its credit agreements; the availability of funding under such credit agreements; the Company’s ability to maintain adequate liquidity and financing sources and an appropriate level of debt; changes in general economic conditions which could affect customer payment practices or consumer spending; the impact of changes in general economic conditions on the Company’s customers; changes in demand for the Company’s products; shortages of and price volatility for certain commodities; significant changes in the competitive environment and the effect of competition on the Company’s markets, including on the Company’s pricing policies, financing sources and an appropriate level of debt.

Lifetime Brands, Inc.

Lifetime Brands is a leading global provider of kitchenware, tableware and other products used in the home. The Company markets its products under well-known kitchenware brands, including Farberware®, KitchenAid®, Sabatier®, Amco Houseworks®, Chicago™ Metallic, Copco®, Fred® & Friends, Kitchen Craft®, Kamenstein®, Kizmos™, La Cafetière®, Misto®, Mossy Oak®, Reo®, Savora™, Swing-A-Way® and Vasconia®; respected tableware and giftware brands, including Mikasa®, Pfaltzgraff®, Creative Tops®, Empire Silver™, Gorham®, International® Silver, Kirk Stieff®, Towle® Silversmiths, Tuttle®, Wallace®, Wilton Armetale®, V&A® and Royal Botanic Gardens Kew®; and valued home solutions brands, including Bombay®, BUILT NY®, Debbie Meyer® and Design for Living™. The Company also provides exclusive private label products to leading retailers worldwide.

The Company’s corporate website is www.lifetimebrands.com.

Contacts:

Lifetime Brands, Inc.	Lippert/Heilshorn& Assoc.
Laurence Winoker, Chief Financial Officer	Harriet Fried, SVP
516-203-3590	212-838-3777
investor.relations@lifetimebrands.com	hfried@lhai.com

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